Exhibit 99.1

July 28, 2010

Tetra Tech Reports Third Quarter Results

•                  Diluted EPS: $0.33 – Exceeded guidance

•                  Raising FY10 net revenue and EPS guidance

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the third quarter ended June 27, 2010.

Third Quarter Results

Revenue in the quarter was $562.4 million, and revenue, net of subcontractor costs(1), was $370.1 million.  These figures compare to $551.4 million and $356.9 million, respectively, for the same quarter last year.  Operating income was $32.7 million and net income was $20.6 million, compared to $32.8 million and $31.0 million, respectively, for the same quarter last year.  Diluted EPS were $0.33, compared to $0.51 for the same quarter last year.  Last year’s $0.51 of diluted EPS included tax benefits of $0.20, while this year’s $0.33 included tax benefits of $0.01.  Backlog was $1.68 billion compared to $1.67 billion at the end of the second quarter of 2010 and $1.70 billion at the end of the third quarter last year.  Cash from operations was $24.5 million, compared to $60.8 million in the same quarter last year.  Last year’s $60.8 million of cash from operations included a tax refund of $39.8 million.

Nine Month Results

Revenue for the first nine months was $1,573.8 million, and revenue, net of subcontractor costs, was $1,039.6 million.  These figures compare to $1,712.4 million and $1,019.2 million, respectively, for the same period last year.  Operating income was $87.3 million and net income was $53.7 million, compared to $89.2 million and $66.5 million, respectively, for the same period last year.  Diluted EPS were $0.86, compared to $1.10 for the same period last year.  Last year’s $1.10 of diluted EPS included tax benefits of $0.26, while this year’s $0.86 included tax benefits of $0.01.  Cash from operations was $64.5 million, compared to $107.4 million in the same period last year.  Last year’s $107.4 million of cash from operations included a tax refund of $39.8 million.

Tetra Tech’s Chairman and CEO, Dan Batrack commented, “Our third quarter results exceeded our net revenue and EPS guidance.  This performance was driven by strong front-end consulting and engineering services, particularly for our federal and international clients.  We grew our backlog sequentially, maintained solid operating margins, and generated strong cash flow from operations.  Additionally, we have signed a definitive agreement to acquire a Canadian consulting and engineering firm with about $100 million in annual revenue, which we expect to close in August.  Given our performance in the third quarter and strength in our business, we are raising our net revenue and diluted EPS guidance for fiscal 2010.”

(1)  Tetra Tech’s revenue includes a significant amount of subcontractor costs and, therefore, the Company believes revenue, net of subcontractor costs, which is a non-GAAP financial measure, provides a valuable perspective on its business results.

	Three Months Ended		Nine Months Ended
In thousands (except EPS data)	June 27, 2010	June 28, 2009	June 27, 2010	June 28, 2009
Revenue	$562,365	$551,376	$1,573,850	$1,712,364
Subcontractor costs	(192,237)	(194,449)	(534,295)	(693,197)
Revenue, net of subcontractor costs	370,128	356,927	1,039,555	1,019,167
Operating income	32,706	32,751	87,349	89,196
Interest expense, net	(336)	(473)	(943)	(2,240)
Income tax expense	(11,731)	(1,267)	(32,728)	(20,423)
Net income	$20,639	$31,011	$53,678	$66,533

Earnings per share:
Basic	$0.34	$0.52	$0.87	$1.11

Diluted	$0.33	$0.51	$0.86	$1.10

Weighted-average common shares outstanding:
Basic	61,560	60,123	61,380	59,947
Diluted	62,181	61,108	62,115	60,707

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  Except for the aforementioned acquisition, these statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the fourth quarter of fiscal 2010 to be in the range of $0.31 to $0.34.  Revenue, net of subcontractor costs, for the fourth quarter is expected to range from $370 million to $390 million.  For fiscal 2010, Tetra Tech is raising its guidance and now expects diluted EPS to be $1.17 to $1.20.  Revenue, net of subcontractor costs, for fiscal 2010 is now expected to range from $1.41 billion to $1.43 billion.  Our updated guidance includes the expected contributions from the aforementioned acquisition.

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Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the third quarter results through a link posted on the Company’s website at www.tetratech.com on July 29, 2010 at 8:00 a.m. (PDT).

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, program management, construction, and technical services addressing the resource management and infrastructure markets.  The Company supports government and commercial clients by providing innovative solutions focused on water, the environment, and energy.  With approximately 10,000 employees worldwide, Tetra Tech’s capabilities span the entire project life cycle.

CONTACTS:
Jorge Casado, Investor Relations
Talia Starkey, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are:  worldwide political and economic uncertainties; fluctuations in annual revenue, expenses and operating results; the cyclicality in demand for state and local government and commercial services; credit risks associated with certain commercial clients; concentration of revenues from government agencies and funding disruptions by these agencies; a shift in U.S. defense spending; a delay in the completion of the U.S. government budget process; violations of government contractor regulations; dependence on winning or renewing federal, state and local government contracts; the delay or unavailability of public funding; the government’s right to modify, delay, curtail or terminate contracts at its convenience; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate utilization of our workforce; the use of the percentage-of-completion method of accounting; the inability to accurately estimate contract risks, revenue and costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy and integration risks; goodwill or other intangible asset impairment; growth strategy management; adverse resolution of an IRS examination; backlog cancellation and adjustments; risks associated with international operations; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; changes in resource management or infrastructure industry laws, regulations or programs; changes in capital markets and the access

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to capital; credit agreement covenants; industry competition; the volatility of common stock value; liability risks and the ability to obtain or maintain adequate insurance; liability related to legal proceedings; the ability to obtain adequate bonding; employee, agent or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; and the completion of the enterprise resource planning system. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

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Tetra Tech, Inc.

Condensed Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	June 27, 2010	September 27, 2009
Assets
Current Assets:
Cash and cash equivalents	$120,294	$89,185
Accounts receivable - net	517,240	506,316
Prepaid expenses and other current assets	51,051	55,167
Income taxes receivable	7,613	5,222

Total current assets	696,198	655,890

Property and equipment:
Land and buildings	11,711	10,555
Equipment, furniture and fixtures	137,051	126,249
Leasehold improvements	14,278	13,740

Total	163,040	150,544
Accumulated depreciation and amortization	(92,381)	(79,616)
Property and equipment - net	70,659	70,928

Goodwill	342,502	319,685
Intangible assets - net	29,806	33,769
Other assets	16,491	17,633

Total Assets	$1,155,656	$1,097,905

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$152,856	$149,352
Accrued compensation	72,616	88,793
Billings in excess of costs on uncompleted contracts	87,883	105,162
Deferred income taxes	17,471	9,645
Current portion of long-term debt	5,174	4,320
Other current liabilities	73,171	74,964
Total current liabilities	409,171	432,236

Deferred income taxes	8,816	4,615
Long-term debt	4,297	6,530
Other long-term liabilities	12,785	8,046

Commitments and contingencies

Stockholders’ Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of June 27, 2010 and September 27, 2009	—	—
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 61,743 and 61,257 shares as of June 27, 2010 and September 27, 2009, respectively	617	613
Additional paid-in capital	366,151	350,571
Accumulated other comprehensive income	17,073	12,226
Retained earnings	336,746	283,068
Total stockholders’ equity	720,587	646,478

Total Liabilities and Stockholders’ Equity	$1,155,656	$1,097,905

Tetra Tech, Inc.

Condensed Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 27,	June 28,	June 27,	June 28,
	2010	2009	2010	2009

Revenue	$562,365	$551,376	$1,573,850	$1,712,364
Subcontractor costs	(192,237)	(194,449)	(534,295)	(693,197)
Other costs of revenue	(297,730)	(282,258)	(833,869)	(813,835)
Selling, general and administrative expenses	(39,692)	(41,918)	(118,337)	(116,136)
Operating income	32,706	32,751	87,349	89,196
Interest expense - net	(336)	(473)	(943)	(2,240)
Income before income tax expense	32,370	32,278	86,406	86,956
Income tax expense	(11,731)	(1,267)	(32,728)	(20,423)

Net income	$20,639	$31,011	$53,678	$66,533

Earnings per share:
Basic	$0.34	$0.52	$0.87	$1.11
Diluted	$0.33	$0.51	$0.86	$1.10

Weighted-average common shares outstanding:
Basic	61,560	60,123	61,380	59,947
Diluted	62,181	61,108	62,115	60,707

Tetra Tech, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Nine Months Ended
	June 27,	June 28,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$53,678	$66,533

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	24,113	19,400
Stock-based compensation	7,679	6,988
Excess tax benefits from stock-based compensation	(755)	(400)
Deferred income taxes	11,771	4,411
Provision for losses on contracts and related receivables	6,105	14,674
Exchange (gain) loss	(254)	32
Gain on disposal of property and equipment	(897)	(76)

Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(14,503)	92,629
Prepaid expenses and other assets	6,487	(10,808)
Accounts payable	2,737	(76,759)
Accrued compensation	(16,166)	(27,157)
Billings in excess of costs on uncompleted contracts	(17,294)	(12,495)
Other liabilities	2,175	(531)
Income taxes receivable/payable	(341)	31,008
Net cash provided by operating activities	64,535	107,449

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(15,855)	(13,324)
Payments for business acquisitions, net of cash acquired	(23,444)	(102,828)
Proceeds from sale of discontinued operation	—	192
Proceeds from sale of property and equipment	2,189	324
Net cash used in investing activities	(37,110)	(115,636)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(824)	(120,296)
Proceeds from borrowings	—	118,168
Excess tax benefits from stock-based compensation	755	400
Net proceeds from issuance of common stock	3,165	6,471
Net cash provided by financing activities	3,096	4,743

EFFECT OF EXCHANGE RATE CHANGES ON CASH	588	817
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	31,109	(2,627)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	89,185	50,902
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$120,294	$48,275

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest	$1,078	$1,986
Income taxes, net of refunds received	$21,595	$(14,816)